Exhibit 4.1
COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN OR NEW YORK, NY
No.FH 6078
first horizon national corporation CUSIP 320517 10 5
INCORPORATED UNDER THE LAWS OF THE STATE OF TENNESSEE
ellegible
SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER
COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT BYAND REGISTRAR
AUTHORIZED SIGNATURE